UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2026

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	001-31543	92-3550089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2685 S. Melrose Drive

Vista, CA 92081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 877-505-3589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FLUX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2026 (the “Effective Date”), Flux Power Holdings, Inc. (the “Registrant”), Flux Power, Inc., a wholly-owned subsidiary of the Registrant (“Flux” and together with the Registrant, the “Company”), entered into Amendment No. 7 to Loan and Security Agreement (the “Seventh Amendment”) with Gibraltar Business Capital, LLC (“GBC”). The Seventh Amendment amended certain terms of the Loan and Security Agreement, dated as of July 28, 2023 (as amended to date, the “Loan and Security Agreement”), by and among the Company and GBC, including, among other things, the addition of covenants requiring the Company to complete a sale of equity interests resulting in net proceeds of not less than $4.0 million within 50 days of the Effective Date and provide to GBC certain projections, budgets and compliance reports with respect to the operation of the Company’s business, with certain material deviations from such budgets constituting an immediate event of default. In addition, the Company and GBC agreed to amend the EBITDA minimum financial covenant of the Company in the Loan and Security Agreement within 90 days of the Effective Date. Notwithstanding the Seventh Amendment, the Company remains in default under the Loan and Security Agreement. GBC has allowed the Company to continue to have access to its revolving credit facility under the Loan and Security Agreement, but GBC has reserved its rights to discontinue such access at any time, declare its commitments to the Company terminated and all obligations of the Company under the Loan and Security Agreement immediately due and payable and/or exercise other remedies available to it, which include, among other things, its rights as a secured party under the Loan and Security Agreement, so long as the Company remains in default.

In consideration for the Seventh Amendment, the Company agreed to pay GBC a non-refundable amendment fee of $135,000 in cash, as follows: (i) $45,000 due and payable on September 17, 2026, (ii) $45,000 due and payable on October 17, 2026, and (iii) $45,000 due and payable on November 16, 2026.

The foregoing description of the Seventh Amendment does not purport to be a complete description of the terms and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 7 to the Loan and Security Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	Flux Power Holdings, Inc.

	By:	/s/ Kevin Royal
Kevin Royal
Chief Financial Officer